Exhibit 23(j)
                                     Written Consent of Deloitte & Touche LLP





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INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Post-Effective Amendment No. 66 to Registration Statement No. 2-75503 of Maxim Series Fund, Inc. on Form N-1A of our report dated February 5, 1999, appearing in the Annual Report of Maxim Series Fund, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Financial Highlights" in the Prospectus and "Other Information" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
November 17, 1999